EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the amended Annual Report on Form 10-K of UTG, Inc. (the “Company”) for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Theodore C. Miller, Senior Vice President, Corporate Secretary and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 29, 2012	By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President, Corporate
Secretary and Chief Financial Officer